UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS OF

ENDEAVOUR INTERNATIONAL CORPORATION

TO REFLECT THE ACQUISITION OF OIL AND GAS PROPERTIES

PURCHASED FROM CONOCOPHILLIPS (U.K.) LIMITED,

CONOCOPHILLIPS PETROLEUM LIMITED AND

CONOCOPHILLIPS (U.K.) LAMBDA LIMITED

Unaudited Pro Forma Condensed Combined

Financial Statements of Endeavour International Corporation

Introduction

The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial information reflects adjustments to give effect to the purchase of certain oil and natural gas interests in the North Sea (the “COP Acquisition”) from ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited and ConocoPhillips (U.K.) Lambda Limited (collectively, “COP”) and the offering of senior notes in sufficient amount to fund the COP Acquisition.

The income statement data assume that the Offering and COP Acquisition were completed on January 1, 2010. The balance sheet data assume that the Offering and COP Acquisition were completed on September 30, 2011.

During the periods presented, the assets to be acquired in the COP Acquisition were not accounted or operated as a separate division by COP. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to all the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances. Revenues and direct operating expenses included in the accompanying unaudited pro forma condensed combined financial information represent Endeavour’s net working interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting.

The unaudited pro forma condensed combined financial data are not necessarily indicative of the results of operations or the financial position which would have occurred had the transactions been consummated at January 1, 2010, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Endeavour and the Statements of Combined Revenue and Direct Operating Expenses of the assets to be acquired by Endeavour in the COP Acquisition.

Endeavour International Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2011

(Amounts in thousands)

	Endeavour	COP Acquisition	Pro Forma Adjustments			Pro Forma Combined
		(A)
Current Assets:
Cash and cash equivalents	$185,030	$(277,537)		$277,000	(B)	$184,493
Receivables	6,502	—				6,502
Other Current Assets	12,210	—				12,210

Total Current Assets	203,742	(277,537)		277,000		203,205
Property and Equipment, net	527,149	993,296				1,520,445
Goodwill	211,886	—				211,886
Other Assets	27,326	—		13,000	(C)	40,326

Total Assets	$970,103	$715,759		$290,000		$1,975,862

Current Liabilities:
Accounts Payable	$71,408	$—	$			$71,408
Current Maturities of Long-Term Debt	14,850	—				14,850
Accrued Expenses and Other Current Liabilities	26,617	—				26,617

Total Current Liabilities	112,875	—				112,875
Long-term Debt	454,286	—		290,000	(B)	744,286
Deferred Taxes	117,839	704,138				821,977
Other Liabilities	43,278	11,621				54,899

Total Liabilities	728,278	715,759		290,000		1,734,037
Series C Convertible Preferred Stock	43,703	—				43,703
Stockholders’ Equity	198,122					198,122

Total Liabilities and Stockholders’ Equity	$970,103	$715,759		$290,000		$1,975,862

Endeavour International Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2011

(Amounts in thousands, except per share data)

	Endeavour	COP Acquisition	Pro Forma Adjustments		Pro Forma Combined
		(A)
Revenues	$43,459	$289,086			$332,545

Expenses:
Operating expenses	14,888	50,981			65,869
Depreciation, depletion and amortization	18,698	—	71,012	(D)	89,710
Impairment of oil and gas properties	28,793	—			28,793
General and administrative	14,525	—			14,525

Total expenses	76,904	50,981	71,012		198,897

Income (Loss) from Operations	(33,445)	238,105	(71,012)		133,648

Other Income (Expense):
Unrealized gain on derivatives	11,098	—			11,098
Interest expense	(32,607)	—	(22,968	)(B),(C)	(55,575)
Other income	424	—			424

Total other income (expense)	(21,085)	—	(22,968)		(44,053)

Income (Loss) Before Income Taxes	(54,530)	238,105	(93,980)		89,595
Income Tax Expense	31,820	—	110,941	(E)	142,761

Net Income (Loss)	(86,350)	238,105	(204,921)		(53,166)
Preferred Stock Dividends	(1,518)	—			(1,518)

Net Income (Loss) to Common Stockholders	$(87,868)	238,105	$(204,921)		$(54,684)

Net Loss Per Share:
Basic	$(2.52)				$(1.57)

Diluted	$(2.52)				$(1.57)

Weighted Average Number of Common Shares Outstanding:
Basic	34,854				34,854

Diluted	34,854				34,854

Endeavour International Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2010

(Amounts in thousands, except per share data)

	Endeavour	COP Acquisition	Pro Forma Adjustments		Pro Forma Combined
		(A)
Revenues	$71,675	$300,061			$371,736
Expenses:
Operating expenses	15,347	56,479			71,826
Depreciation, depletion and amortization	28,894	—	111,983	(D)	140,877
Impairment of oil and gas properties	7,692	—			7,692
General and administrative and other	18,415	—			18,415

Total expenses	70,348	56,479	111,983		238,810

Income (Loss) from Operations	1,327	243,582	(111,983)		132,926

Other Income (Expense):
Gains (losses) on derivatives	538	—			538
Interest expense	(34,592)	—	(30,625	)(B),(C)	(65,217)
Gain on sale of reserves in place	87,171	—			87,171
Interest income and other	1,299	—			1,299

Total other income (expense)	54,416	—	(30,625)		23,791

Income (Loss) Before Income Taxes	55,743	243,582	(142,608)		156,717
Income Tax Expense (Benefit)	(788)	—	73,308	(E)	72,520

Net Income (Loss)	56,531	243,582	(215,916)		84,197
Preferred Stock Dividends	(2,227)	—			(2,227)

Net Income (Loss) to Common Stockholders	$54,304	$243,582	$(215,916)		$81,970

Net Income Per Share:
Basic	$2.34				$3.53

Diluted	$1.95				$2.91

Weighted Average Number of Common Shares Outstanding:
Basic	23,252				23,252

Diluted	28,886				28,886

Endeavour International Corporation

Notes to Unaudited Pro Forma Condensed

Combined Statements

(Amounts in thousands, except per share data)

(A)	To record the acquisition of certain oil and natural gas interests in the North Sea from COP for a contract price of approximately $330 million in cash. The preliminary purchase price allocation is determined as follows:

Contract price	$330,000
Purchase price adjustment for estimated cash flows from the COP Acquisition assets from economic date of January 1, 2011 to September 30, 2011(F)	(54,463)
Estimated expenses	2,000

Preliminary purchase price	$277,537

Allocation of purchase price:
Property, plant & equipment	$993,296
Deferred taxes	704,138
Asset retirement obligations (included in other long-term liabilities)	(11,621)

U.S. generally accepted accounting principles require the establishment of deferred tax liabilities (credits) for the excess of book basis over the tax basis of assets acquired at the applicable statutory rate (the “deferred tax step-up”). The deferred tax step-up results in offsetting increases in property, plant and equipment and deferred tax liability. As the increased book basis in the acquired assets is depreciated over the life of the assets, the resulting depreciation, depletion and amortization (“DD&A”) expense is offset by the corresponding deferred tax benefit in the income statement. The deferred tax step-up, and the subsequent additional DD&A expense and deferred tax benefit, are non-cash adjustments. The deferred tax step-up does not:

•	reflect the amount of future taxes payable;

•	reflect the cash paid to acquire the assets; and

•	impact the future EBITDA or cash flow from operations of the assets we expect to acquire.

The purchase price allocation set forth above and reflected in the pro forma financials is preliminary and subject to change in the fair value of the COP Acquisition assets’ cash flows from the economic date, working capital and other liabilities on the effective date and the actual transaction expenses incurred.

(B)	To record the Offering of $290 million in Senior Notes due 2020, less expenses. The Senior Notes are assumed to bear interest at 10% and to be issued at par.

(C)	To record $13.0 million of deferred financing fees capitalized in connection with the Offering and amortization over the life of the debt, eight years.

(D)	To record DD&A expense after giving effect to the purchase price allocation including the non-cash effect of the deferred tax step-up of $704.1 million. The deferred tax step-up increased the DD&A expense by $62.3 million and $37.3 million for the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively.

(E)	To record the income tax effect of the COP Acquisition on a combined basis with Endeavour’s UK operations. The income tax effect was partially offset by deferred tax benefits of $45.2 million and $27.3 million for the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively, related to the increased DD&A expense resulting from the deferred tax step-up.

(F)	The COP Acquisition is expected to close on March 31, 2012, at which time the purchase price adjustment would be approximately $95 million.

See accompanying notes to condensed consolidated financial statements.